Exhibit 99.1

Ameris Bancorp Announces Record Earnings For Third Quarter 2018

JACKSONVILLE, Fla., Oct. 19, 2018 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $41.4 million, or $0.87 per diluted share, for the quarter ended September 30, 2018, compared with $20.2 million, or $0.54 per diluted share, for the quarter ended September 30, 2017. The Company reported adjusted net income of $43.3 million, or $0.91 per diluted share, for the quarter ended September 30, 2018, compared with $23.6 million, or $0.63 per diluted share, for the third quarter of 2017. Adjusted net income for the period excludes after-tax merger and conversion charges, executive retirement benefits, restructuring charges related to recently announced branch consolidations and loss on the sale of bank premises.

For the year-to-date period ending September 30, 2018, the Company reported net income of $77.5 million, or $1.85 per diluted share, compared with $64.4 million, or $1.74 per diluted share, for the same period in 2017. The Company reported adjusted net income of $100.3 million, or $2.40 per diluted share, for the nine months ended September 30, 2018, compared with $68.7 million, or $1.86 per diluted share, for the same period of 2017. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date results and as reflected in the table below.

Commenting on the Company's quarterly results, Dennis J. Zember, Jr., the Company's President and Chief Executive Officer, said, "We had an outstanding quarter of operating results where we saw a material move in our efficiency ratio, a stable margin, and solid deposit growth. Realizing the remaining cost savings on Hamilton and our recently announced cost saving initiatives will move our efficiency closer to 50% and have a material impact on our earnings. Our operating return on assets and return on tangible capital of 1.53% and 20.50% are already best in class before these additional drivers are fully realized and our operating strategies will deliver the earnings and book value growth that we have forecasted."

Highlights of the Company's performance and results for the third quarter of 2018 include the following:

  Growth in adjusted net earnings of 83.3% compared with the third quarter of 2017
  Improvement in the adjusted efficiency ratio to 54.42% in the third quarter of 2018, compared with 57.53% in the second quarter of 2018 and 61.09% in the third quarter of 2017
  Adjusted return on average assets of 1.53%, compared with 1.26% in the third quarter of 2017
  Adjusted return on average tangible common equity of 20.50%, compared with 14.28% in the third quarter of 2017
  37.7% increase in total revenue, to $129.2 million, in the third quarter of 2018, compared with total revenue of $93.9 million in the third quarter of 2017
  Organic loan growth of $68.5 million for the quarter, reflecting an annualized growth rate of 3.4%; year-to-date organic loan growth of $490.3 million, or an annualized growth rate of 11.5%
  Year-over-year organic growth in noninterest bearing deposits of $191.1 million, or 11.1%
  Improvement in nonperforming assets, decreasing to 0.60% of total assets
  Annualized net charge-offs of 0.26% of average total loans and 0.44% of average non-purchased loans for the third quarter of 2018

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands except per share data)	2018	2017	2018	2017
Net income available to common shareholders	$41,444	$20,158	$77,491	$64,398

Adjustment items:
Merger and conversion charges	276	92	19,502	494
Executive retirement benefits	962	—	6,419	—
Restructuring charge	229	—	229	—
Certain compliance resolution expenses	—	4,729	—	4,729
Financial impact of Hurricane Irma	—	410	—	410
Loss on sale of premises	4	91	783	956
Tax effect of adjustment items	377	(1,863)	(4,113)	(2,306)
After-tax adjustment items	1,848	3,459	22,820	4,283

Adjusted net income	$43,292	$23,617	$100,311	$68,681

Reported net income per diluted share	$0.87	$0.54	$1.85	$1.74
Adjusted net income per diluted share	$0.91	$0.63	$2.40	$1.86

Reported return on average assets	1.47%	1.07%	1.12%	1.20%
Adjusted return on average assets	1.53%	1.26%	1.46%	1.28%

Reported return on average common equity	11.78%	10.04%	9.47%	11.39%
Adjusted return on average tangible common equity	20.50%	14.28%	18.47%	14.94%

Credit Quality
During the third quarter of 2018, the Company recorded provision for loan loss expense of $2.1 million, compared with $9.1 million in the second quarter of 2018. Credit quality in the premium finance division loan portfolio was stable and there was no unexpected additional provision expense in the third quarter, compared to the increased provision in the second quarter of 2018. As expected, credit costs returned to normal compared with quarters prior to the second quarter of 2018. Nonperforming assets as a percentage of total assets decreased seven basis points to 0.60% during the quarter. The net charge-off ratio for non-purchased loans increased 18 basis points, all of which was due to the elevated charge offs in the premium finance division, which were provided for in the second quarter of 2018.

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis increased to $100.1 million in the current quarter of 2018, an increase of $31.4 million, or 45.8%, from the same quarter in 2017. The Company's net interest margin, excluding the effects of accretion income, decreased during the quarter to 3.77%, compared with 3.81% in the second quarter of 2018. Compared with the same quarter in 2017, net interest margin, excluding the effects of accretion income, has decreased by three basis points, while average earning assets grew $3.25 billion during this period.

Interest income on a tax-equivalent basis increased to $122.2 million in the current quarter of 2018, an increase of $44.1 million, or 56.4%, from the same quarter in 2017. Yields on total earning assets moved higher during the quarter to 4.78%, compared with 4.66% for the second quarter in 2018 and 4.50% in the third quarter of 2017. Yields on all loans excluding the effect of accretion increased to 4.95% in the current quarter of 2018, compared with 4.81% in the second quarter of 2018 and 4.65% in the third quarter of 2017. Accretion income in the current quarter increased to $3.7 million, compared with $2.7 million in the second quarter of 2018 and $2.7 million in the third quarter of 2017. Loan production in the banking division during the third quarter of 2018 totaled $467.5 million, with a weighted average yield of 5.51%, compared with $439.3 million and 5.46%, respectively, in the second quarter of 2018 and $409.2 million and 4.74%, respectively, in the third quarter of 2017. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $2.0 billion during the third quarter of 2018.

Interest expense during the third quarter of 2018 moved higher to $22.1 million, compared with $13.9 million in the second quarter of 2018 and $9.5 million in the third quarter of 2017. The Company's total cost of funds moved 15 basis points higher to 0.90% in the third quarter of 2018 as compared with the second quarter of 2018. Deposit costs increased 22 basis points during the third quarter of 2018 to 0.69%, compared with 0.47% in the second quarter of 2018. Costs of interest-bearing deposits increased during the quarter from 0.67% in the second quarter of 2018 to 0.93% in the third quarter, with approximately 12 basis points of this increase relating to the increase in brokered funds.

Non-interest Income
Non-interest income in the third quarter of 2018 was $30.2 million, an increase of $3.2 million, or 11.7%, compared with the same quarter in 2017. Service charge revenue increased $2.2 million, or 20.5%, in the third quarter of 2018, as compared with the same period of 2017, due to the Company's recently completed acquisitions.

Revenue in the retail mortgage group totaled $17.6 million in the third quarter of 2018, an increase of 6.8% compared with $16.5 million in the third quarter of 2017. Total production in the third quarter of 2018 for the retail mortgage group amounted to $479.1 million (87% purchase and 13% refinance), compared with $401.7 million in the same quarter of 2017 (89% purchase and 11% refinance). Gain on sale spreads improved in the third quarter, moving to 3.00% from 2.94% in the second quarter. The Company's open pipeline at the end of the third quarter of 2018 was $162.4 million, compared with $228.7 million at June 30, 2018 and $158.4 million at the end of the third quarter of 2017.

The Company's warehouse lending group continued to increase its profitability, as revenues from the division increased by $854,000, or 40.3%, during the third quarter of 2018, compared with the same period in 2017. Net income for the division increased 94.0% from $1.1 million in the third quarter of 2017 to $2.2 million in the third quarter of 2018. Loan production increased from $957.3 million in the third quarter of 2017 to approximately $1.22 billion in the current quarter.

Revenues from the Company's SBA division were $2.5 million during the third quarter of 2018, compared with $2.1 million during the third quarter of 2017, and net income for the division increased 62.8% from $734,000 for the third quarter of 2017 to $1.2 million for the third quarter of 2018. The open pipeline increased to $99.5 million at the end of the quarter, compared with $56.0 million at the same time last year.

Non-interest Expense
Non-interest expense totaled $72.4 million in the third quarter of 2018, a decrease of $14.0 million compared with $86.4 million in the second quarter of 2018. During the third quarter of 2018, the Company recorded $276,000 of merger and conversion charges, $962,000 of expense related to executive retirement, $229,000 of restructuring charges related to the Company's recently announced branch consolidation plan and $4,000 of loss on sale of bank premises, compared with $18.4 million of merger and conversion charges, $5.5 million of expense related to executive retirement and $196,000 of loss on sale of bank premises recorded in the second quarter of 2018. Excluding these charges, operating expenses increased approximately $8.5 million, or 13.7%, to $70.9 million in the third quarter of 2018, up from $62.3 million in the second quarter of 2018. Substantially all of the increase in operating expenses related to additional compensation and occupancy costs associated with the acquisitions of Atlantic Coast Financial Corporation ("Atlantic") and Hamilton State Bancshares, Inc. ("Hamilton") during the second quarter of 2018.

The Company continues to focus on improving its operating efficiency ratio. During the third quarter of 2018, the Company's adjusted efficiency ratio declined to 54.42%, compared with 57.53% in the second quarter of 2018. Management expects to continue improving efficiency in future quarters as a result of the recently completed acquisitions of Atlantic and Hamilton, as well as from the recently announced cost savings strategies and branch consolidation plan. Atlantic was fully integrated and cost savings were realized in the third quarter of 2018, while Hamilton was not fully integrated until early October 2018, with full cost savings benefits expected to be realized beginning in the fourth quarter of 2018. The Company's additional branch consolidation and cost saving initiatives will take effect the first quarter of 2019.

Exclusive of the executive retirement expense in each quarter, salaries and benefits increased $3.2 million during the third quarter of 2018 to $37.5 million, from $34.3 million in the second quarter of 2018. The increase is attributable to $4.8 million of additional salary expense from the acquisitions, offset by decreased expense in the retail mortgage division and reduced incentive and commission accruals based on production. Management anticipates decreases in salary expense in the fourth quarter of 2018, when the full benefit of cost savings from the Hamilton acquisition and data conversion will become effective.

Occupancy costs increased 34.6% from $6.4 million in the second quarter of 2018 to $8.6 million in the third quarter of 2018, and data processing increased 32.3% from $6.4 million in the second quarter of 2018 to $8.5 million in the third quarter of 2018. Both of these increases were directly attributable to the increased number of branches from the Hamilton acquisition, which was acquired the last business day of the second quarter of 2018. Other operating costs increased by only $301,000, or 2.8%, to $11.1 million in the third quarter of 2018, primarily as a result of expenses from the increased branch network, offset by re-engineering efforts in the administrative and support cost centers.

Total credit costs (including provision and non-provision credit resolution-related costs) totaled $3.3 million in the third quarter of 2018, compared with $3.1 million in the same quarter in 2017 and $10.2 million in the second quarter of 2018.

Income Tax Expense
The Company's effective tax rate for the third quarter of 2018 was 24.3%, compared with 20.5% in the second quarter of 2018 and 28.8% during the third quarter of 2017. The Company's effective tax rate for the nine months ended September 30, 2018 was 23.2% and management expects that its effective tax rates in the future will be consistent with the year-to-date blended rate of 22% to 24%. The decrease in effective tax rates in 2018, compared with 2017, is a result of the Tax Cuts and Jobs Act that was enacted in the fourth quarter of 2017.

Balance Sheet Trends
Total assets at September 30, 2018 were $11.43 billion, compared with $7.86 billion at December 31, 2017. Loans, including loans held for sale, totaled $8.66 billion at September 30, 2018, compared with $6.24 billion at December 31, 2017 and $8.63 billion at June 30, 2018. Excluding the effects of recent acquisitions, growth in core loans (including legacy and purchased non-covered loans) during the quarter amounted to $68.5 million, or 3.4% on an annualized basis, and amounted to $490.3 million, or 11.5%, for the year-to-date period. Net loan growth slowed in the third quarter due to the negative impact of early paydowns while production remained strong, increasing by over 14% as compared with the third quarter of 2017. The growth in legacy loans was realized in commercial real estate, residential real estate and consumer installment loans, while the commercial and industrial and agriculture and real estate construction and development categories both declined during the quarter. Loans held for sale, which includes both residential mortgage and SBA-guaranteed loans, decreased $7.1 million during the third quarter of 2018. The Company's efforts to manage a diversified loan portfolio have resulted in concentration levels that are solidly below applicable regulatory guidance.

Investment securities at the end of the third quarter of 2018 were $1.20 billion, or 11.6% of earning assets, compared with $853.1 million, or 11.7% of earning assets, at December 31, 2017.

At September 30, 2018, total deposits amounted to $9.18 billion, or 92.4% of total funding, compared with $6.63 billion and 94.8%, respectively, at December 31, 2017. Compared with the same period in 2017, deposits have increased by $3.29 billion, or 55.7%. Excluding the recently completed acquisitions, deposits increased $191.1 million, or 11.1%. Non-interest bearing deposits at the end of the current quarter were $2.33 billion, or 25.4% of total deposits, compared with $1.78 billion, or 26.8%, at December 31, 2017. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $4.35 billion at September 30, 2018, compared with $3.52 billion at the end of 2017. These funds represented 47.4% of the Company's total deposits at September 30, 2018, compared with 53.1% at the end of 2017.

Shareholders' equity at September 30, 2018 totaled $1.40 billion, compared with $804.5 million at December 31, 2017. The increase in shareholders' equity resulted from the issuance of new shares of common stock in the Company's acquisitions of Atlantic, Hamilton and US Premium Finance Holding Company, plus earnings of $77.5 million during the year. Tangible book value per share at September 30, 2018 was $17.78, compared with $17.12 per share at June 30, 2018.

Conference Call
The Company will host a teleconference at 10:00 a.m. Eastern time today (October 19, 2018) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until November 2, 2018. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10124934. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 125 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of the Company and Hamilton may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger transactions may not be fully realized within the expected timeframes; disruption from the merger transactions may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights						Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2018	2018	2018	2017	2017	2018	2017

EARNINGS
Net income	$41,444	$9,387	$26,660	$9,150	$20,158	$77,491	$64,398
Adjusted net income	$43,292	$29,239	$27,780	$23,590	$23,617	$100,311	$68,681

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.87	$0.24	$0.70	$0.25	$0.54	$1.86	$1.76
Diluted	$0.87	$0.24	$0.70	$0.24	$0.54	$1.85	$1.74
Adjusted Diluted EPS	$0.91	$0.74	$0.73	$0.63	$0.63	$2.40	$1.86
Cash dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.30	$0.30
Book value per share (period end)	$29.58	$28.87	$22.67	$21.59	$21.54	$29.58	$21.54
Tangible book value per share (period end)	$17.78	$17.12	$16.90	$17.86	$17.78	$17.78	$17.78
Weighted average number of shares
Basic	47,514,653	39,432,021	37,966,781	37,238,564	37,225,418	41,672,792	36,689,934
Diluted	47,685,334	39,709,503	38,250,122	37,556,335	37,552,667	41,844,900	37,017,486
Period end number of shares	47,496,966	47,518,662	38,327,081	37,260,012	37,231,049	47,496,966	37,231,049
Market data
High intraday price	$54.35	$58.10	$59.05	$51.30	$51.28	$59.05	$51.28
Low intraday price	$45.15	$50.20	$47.90	$44.75	$41.05	$45.15	$41.05
Period end closing price	$45.70	$53.35	$52.90	$48.20	$48.00	$45.70	$48.00
Average daily volume	382,622	253,413	235,964	206,178	168,911	291,061	193,555

PERFORMANCE RATIOS
Return on average assets	1.47%	0.44%	1.38%	0.47%	1.07%	1.12%	1.20%
Adjusted return on average assets	1.53%	1.38%	1.44%	1.20%	1.26%	1.46%	1.28%
Return on average common equity	11.78%	3.86%	12.73%	4.47%	10.04%	9.47%	11.39%
Adjusted return on average tangible common equity	20.50%	17.26%	17.09%	13.91%	14.28%	18.47%	14.94%
Earning asset yield (TE)	4.78%	4.66%	4.52%	4.49%	4.50%	4.67%	4.44%
Total cost of funds	0.90%	0.75%	0.63%	0.57%	0.57%	0.78%	0.51%
Net interest margin (TE)	3.92%	3.95%	3.92%	3.94%	3.95%	3.93%	3.96%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	19.77%	25.72%	24.71%	22.41%	25.68%	23.06%	26.90%
Efficiency ratio	56.00%	80.50%	62.04%	63.74%	67.94%	65.66%	63.57%
Adjusted efficiency ratio (TE)	54.42%	57.53%	59.95%	60.88%	61.09%	57.02%	60.06%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.29%	12.26%	10.83%	10.24%	10.48%	12.29%	10.48%
Tangible common equity to tangible assets	7.77%	7.65%	8.30%	8.62%	8.81%	7.77%	8.81%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.77%	7.65%	8.30%	8.62%	8.81%	7.77%	8.81%
Effect of goodwill and other intangibles	4.52%	4.61%	2.53%	1.62%	1.67%	4.52%	1.67%
Equity to assets (GAAP)	12.29%	12.26%	10.83%	10.24%	10.48%	12.29%	10.48%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,432	1,477	1,072	1,085	1,080	1,432	1,080
Retail Mortgage Division	317	308	290	279	272	317	272
Warehouse Lending Division	8	7	7	8	8	8	8
SBA Division	23	22	21	20	23	23	23
Premium Finance Division	67	68	67	68	62	67	62
Total Ameris Bancorp FTE headcount	1,847	1,882	1,457	1,460	1,445	1,847	1,445

Assets per Banking Division FTE	$7,981	$7,577	$7,484	$7,241	$7,083	$7,981	$7,083
Branch locations	125	126	97	97	97	125	97
Deposits per branch location	$73,451	$69,536	$66,455	$68,308	$60,778	$73,451	$60,778

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement						Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2018	2018	2018	2017	2017	2018	2017

Interest income
Interest and fees on loans	$110,470	$82,723	$73,267	$73,440	$70,462	$266,460	$197,447
Interest on taxable securities	8,792	6,321	5,207	5,097	5,062	20,320	15,057
Interest on nontaxable securities	204	179	322	372	392	705	1,209
Interest on deposits in other banks	1,581	723	716	655	406	3,020	1,070
Interest on federal funds sold	72	—	—	—	—	72	—
Total interest income	121,119	89,946	79,512	79,564	76,322	290,577	214,783

Interest expense
Interest on deposits	15,630	7,794	6,772	6,398	5,136	30,196	13,479
Interest on other borrowings	6,451	6,153	3,939	3,643	4,331	16,543	10,702
Total interest expense	22,081	13,947	10,711	10,041	9,467	46,739	24,181

Net interest income	99,038	75,999	68,801	69,523	66,855	243,838	190,602
Provision for loan losses	2,095	9,110	1,801	2,536	1,787	13,006	5,828
Net interest income after provision for loan losses	96,943	66,889	67,000	66,987	65,068	230,832	184,774

Noninterest income
Service charges on deposits accounts	12,690	10,613	10,228	10,340	10,535	33,531	31,714
Mortgage banking activity	13,413	14,890	11,900	10,037	13,340	40,203	38,498
Other service charges, commissions and fees	777	697	719	735	699	2,193	2,137
Gain (loss) on securities	48	(123)	37	—	—	(38)	37
Other noninterest income	3,243	5,230	3,580	2,451	2,425	12,053	8,508
Total noninterest income	30,171	31,307	26,464	23,563	26,999	87,942	80,894

Noninterest expense
Salaries and employee benfits	38,446	39,776	32,089	30,507	32,583	110,311	89,509
Occupancy and equipment expenses	8,598	6,390	6,198	6,010	6,036	21,186	18,059
Data processing and telecommunications expenses	8,518	6,439	7,135	7,219	7,050	22,092	20,650
Credit resolution related expenses(1)	1,248	1,045	549	614	1,347	2,842	2,879
Advertising and marketing expenses	1,453	1,256	1,229	1,519	1,247	3,938	3,612
Amortization of intangible assets	2,676	2,252	934	942	941	5,862	2,990
Merger and conversion charges	276	18,391	835	421	92	19,502	494
Other noninterest expenses	11,138	10,837	10,129	12,105	14,471	32,104	34,406
Total noninterest expense	72,353	86,386	59,098	59,337	63,767	217,837	172,599

Income before income tax expense	54,761	11,810	34,366	31,213	28,300	100,937	93,069
Income tax expense	13,317	2,423	7,706	22,063	8,142	23,446	28,671
Net income	$41,444	$9,387	$26,660	$9,150	$20,158	$77,491	$64,398

Diluted earnings per common share	$0.87	$0.24	$0.70	$0.24	$0.54	$1.85	$1.74

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2018	2018	2018	2017	2017

Assets
Cash and due from banks	$158,453	$151,539	$123,945	$139,313	$131,071
Federal funds sold and interest-bearing deposits in banks	470,804	273,170	210,930	191,345	112,844
Time deposits in other banks	11,558	11,558	—	—	—
Investment securities available for sale, at fair value	1,162,570	1,153,703	848,585	810,873	819,593
Other investments	35,929	44,769	32,227	42,270	47,977
Loans held for sale, at fair value	130,179	137,249	111,135	197,442	137,392

Loans	5,543,306	5,380,515	5,051,986	4,856,514	4,574,678
Purchased loans	2,711,460	2,812,510	818,587	861,595	917,126
Purchased loan pools	274,752	297,509	319,598	328,246	465,218
Loans, net of unearned income	8,529,518	8,490,534	6,190,171	6,046,355	5,957,022
Allowance for loan losses	(28,116)	(31,532)	(26,200)	(25,791)	(25,966)
Loans, net	8,501,402	8,459,002	6,163,971	6,020,564	5,931,056

Other real estate owned	9,375	8,003	9,171	8,464	9,391
Purchased other real estate owned	7,692	7,272	6,723	9,011	9,946
Total other real estate owned	17,067	15,275	15,894	17,475	19,337

Premises and equipment, net	145,885	144,484	116,381	117,738	119,458
Goodwill	505,604	504,764	208,513	125,532	125,532
Other intangible assets, net	54,729	53,561	12,562	13,496	14,437
Deferred income taxes, net	38,217	40,240	28,677	28,320	39,365
Cash value of bank owned life insurance	103,588	103,059	80,007	79,641	79,241
Other assets	93,009	98,324	70,001	72,194	72,517
Total assets	$11,428,994	$11,190,697	$8,022,828	$7,856,203	$7,649,820

Liabilities
Deposits
Noninterest-bearing	$2,333,992	$2,356,420	$1,867,900	$1,777,141	$1,718,022
Interest-bearing	6,847,371	6,405,173	4,578,265	4,848,704	4,177,482
Total deposits	9,181,363	8,761,593	6,446,165	6,625,845	5,895,504
Federal funds purchased and securities sold under agreements to repurchase	14,071	11,002	23,270	30,638	14,156
Other borrowings	656,831	862,136	555,535	250,554	808,572
Subordinated deferrable interest debentures	88,986	88,646	85,881	85,550	85,220
FDIC loss-share payable, net	18,740	18,716	9,255	8,803	8,190
Other liabilities	64,026	76,708	33,778	50,334	36,257
Total liabilities	10,024,017	9,818,801	7,153,884	7,051,724	6,847,899

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	49,012	49,012	39,820	38,735	38,706
Capital stock	1,050,752	1,049,283	559,040	508,404	506,779
Retained earnings	338,350	301,656	296,366	273,119	267,694
Accumulated other comprehensive income (loss), net of tax	(16,576)	(12,571)	(10,823)	(1,280)	3,241
Treasury stock	(16,561)	(15,484)	(15,459)	(14,499)	(14,499)
Total shareholders' equity	1,404,977	1,371,896	868,944	804,479	801,921
Total liabilities and shareholders' equity	$11,428,994	$11,190,697	$8,022,828	$7,856,203	$7,649,820

Other Data
Earning assets	$10,340,558	$10,110,983	$7,393,048	$7,288,285	$7,074,828
Intangible assets	560,333	558,325	221,075	139,028	139,969
Interest-bearing liabilities	7,607,259	7,366,957	5,242,951	5,215,446	5,085,430
Average assets	11,204,504	8,529,035	7,823,451	7,777,996	7,461,367
Average common shareholders' equity	1,395,479	974,494	849,346	812,264	796,856

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

Allowance for Loan Losses
Balance at beginning of period	$31,532	$26,200	$25,791	$25,966	$25,101	$25,791	$23,920

Provision for loan losses	2,095	9,110	1,801	2,536	1,787	13,006	5,828

Charge-offs	8,112	5,717	2,872	3,638	2,443	16,701	6,829
Recoveries	2,601	1,939	1,480	927	1,521	6,020	3,047
Net charge-offs (recoveries)	5,511	3,778	1,392	2,711	922	10,681	3,782

Ending balance	$28,116	$31,532	$26,200	$25,791	$25,966	$28,116	$25,966

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$6,121	$3,744	$1,449	$954	$1,091	$11,314	$1,896
Real estate - construction and development	265	20	—	—	1	285	95
Real estate - commercial and farmland	27	—	142	440	18	169	413
Real estate - residential	293	204	198	120	852	695	2,031
Consumer installment	923	839	962	696	320	2,724	922
Purchased loans	483	910	121	1,428	161	1,514	1,472
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	8,112	5,717	2,872	3,638	2,443	16,701	6,829

Recoveries
Commercial, financial and agricultural	939	1,247	656	571	409	2,842	699
Real estate - construction and development	1	2	114	2	126	117	244
Real estate - commercial and farmland	134	11	24	28	26	169	156
Real estate - residential	44	29	182	47	56	255	190
Consumer installment	178	117	67	38	17	362	78
Purchased loans	1,305	533	437	241	887	2,275	1,680
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	2,601	1,939	1,480	927	1,521	6,020	3,047

Net charge-offs (recoveries)	$5,511	$3,778	$1,392	$2,711	$922	$10,681	$3,782

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$15,986	$16,813	$14,420	$14,202	$15,325	$15,986	$15,325
Nonaccrual purchased loans	27,764	33,557	15,940	15,428	19,049	27,764	19,049
Nonaccrual purchased loan pools	4,696	2,197	—	—	915	4,696	915
Other real estate owned	9,375	8,003	9,171	8,464	9,391	9,375	9,391
Purchased other real estate owned	7,692	7,272	6,723	9,011	9,946	7,692	9,946
Accruing loans delinquent 90 days or more (excluding purchased loans)	2,863	7,421	2,497	5,991	2,941	2,863	2,941
Accruing purchased loans delinquent 90 days or more	—	—	—	—	—	—	—
Total non-performing assets	$68,376	$75,263	$48,751	$53,096	$57,567	$68,376	$57,567

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.60%	0.67%	0.61%	0.68%	0.75%	0.60%	0.75%
Net charge-offs as a percent of average loans (annualized)	0.26%	0.23%	0.09%	0.18%	0.06%	0.20%	0.09%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.44%	0.26%	0.14%	0.13%	0.15%	0.29%	0.13%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2018	2018	2018	2017	2017

Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,422,152	$1,446,857	$1,387,437	$1,362,508	$1,307,209
Real estate - construction and development	641,830	672,155	631,504	624,595	550,189
Real estate - commercial and farmland	1,804,265	1,640,411	1,636,654	1,535,439	1,558,882
Real estate - residential	1,275,201	1,245,370	1,080,028	1,009,461	969,289
Consumer installment	399,858	375,722	316,363	324,511	189,109
Total legacy loans	$5,543,306	$5,380,515	$5,051,986	$4,856,514	$4,574,678
Purchased loans
Commercial, financial and agricultural	$413,365	$397,517	$64,612	$74,378	$80,895
Real estate - construction and development	219,882	268,443	48,940	65,513	68,583
Real estate - commercial and farmland	1,399,174	1,428,490	465,870	468,246	500,169
Real estate - residential	649,352	679,205	236,453	250,539	264,312
Consumer installment	29,687	38,855	2,712	2,919	3,167
Total purchased loans	$2,711,460	$2,812,510	$818,587	$861,595	$917,126
Purchased loan pools
Real estate - residential	$274,752	$297,509	$319,598	$328,246	$465,218
Total purchased loan pools	$274,752	$297,509	$319,598	$328,246	$465,218
Total loan portfolio
Commercial, financial and agricultural	$1,835,517	$1,844,374	$1,452,049	$1,436,886	$1,388,104
Real estate - construction and development	861,712	940,598	680,444	690,108	618,772
Real estate - commercial and farmland	3,203,439	3,068,901	2,102,524	2,003,685	2,059,051
Real estate - residential	2,199,305	2,222,084	1,636,079	1,588,246	1,698,819
Consumer installment	429,545	414,577	319,075	327,430	192,276
Total loans	$8,529,518	$8,490,534	$6,190,171	$6,046,355	$5,957,022

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$180	$38	$39	$41	$44
Real estate - construction and development	384	150	176	417	424
Real estate - commercial and farmland	3,817	4,531	4,606	4,680	4,769
Real estate - residential	6,558	6,299	6,547	6,199	7,209
Consumer installment	4	5	7	5	6
Total accruing troubled debt restructurings	$10,943	$11,023	$11,375	$11,342	$12,452
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$208	$330	$224	$120	$129
Real estate - construction and development	6	30	7	34	34
Real estate - commercial and farmland	306	196	2,127	204	210
Real estate - residential	742	709	838	1,508	1,212
Consumer installment	92	102	93	98	130
Total nonaccrual troubled debt restructurings	$1,354	$1,367	$3,289	$1,964	$1,715
Total troubled debt restructurings (excluding purchased loans)	$12,297	$12,390	$14,664	$13,306	$14,167

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2018	2018	2018	2017	2017

Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$550,020	$545,902	$557,625	$554,979	$510,262
Grade 2 - Strong credit	645,612	660,495	673,591	688,481	692,217
Grade 3 - Good credit	2,289,584	2,211,703	2,050,717	2,033,979	2,003,173
Grade 4 - Satisfactory credit	1,939,518	1,820,884	1,676,308	1,487,781	1,277,969
Grade 5 - Fair credit	40,041	52,069	17,499	16,996	14,977
Grade 6 - Other assets especially mentioned	41,125	38,150	39,795	30,075	36,143
Grade 7 - Substandard	37,406	51,305	36,444	44,216	39,930
Grade 8 - Doubtful	—	7	7	7	7
Grade 9 - Loss	—	—	—	—	—
Total legacy loans	$5,543,306	$5,380,515	$5,051,986	$4,856,514	$4,574,678
Purchased loans
Grade 1 - Prime credit	$54,840	$55,183	$3,808	$3,964	$4,039
Grade 2 - Strong credit	132,454	139,683	97,448	101,098	107,097
Grade 3 - Good credit	463,307	449,317	243,730	259,872	275,855
Grade 4 - Satisfactory credit	1,828,090	1,908,143	367,997	385,080	411,776
Grade 5 - Fair credit	133,653	135,281	20,012	19,736	19,859
Grade 6 - Other assets especially mentioned	35,676	45,095	33,705	37,121	50,696
Grade 7 - Substandard	63,440	79,808	51,887	54,724	47,804
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total purchased loans	$2,711,460	$2,812,510	$818,587	$861,595	$917,126
Purchased loan pools
Grade 3 - Good credit	$270,056	$295,312	$318,696	$327,342	$464,303
Grade 7 - Substandard	4,696	2,197	902	904	915
Total purchased loan pools	$274,752	$297,509	$319,598	$328,246	$465,218

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances						Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

Earning Assets
Federal funds sold	$15,074	$203	$9	$3	$—	$5,150	$—
Interest-bearing deposits in banks	283,604	151,332	147,481	184,287	109,266	196,145	126,014
Time deposits in other banks	11,557	254	—	—	—	3,979	—
Investment securities - taxable	1,117,517	839,772	777,310	759,253	760,907	912,820	762,381
Investment securities - nontaxable	31,641	26,626	48,455	58,858	60,862	35,512	63,132
Other investments	36,067	42,384	34,654	32,706	42,687	37,733	39,171
Loans held for sale	151,396	141,875	138,129	138,468	126,798	143,848	105,296
Loans	5,703,921	5,198,301	4,902,082	4,692,997	4,379,082	5,277,108	4,018,597
Purchased loans	2,499,393	1,107,184	842,509	888,854	937,595	1,483,029	982,033
Purchased loan pools	287,859	310,594	325,113	446,677	475,742	307,718	513,750
Total Earning Assets	$10,138,029	$7,818,525	$7,215,742	$7,202,103	$6,892,939	$8,403,042	$6,610,374

Deposits
Noninterest-bearing deposits	$2,320,851	$1,973,910	$1,780,738	$1,805,996	$1,654,467	$2,027,145	$1,624,837
NOW accounts	1,567,111	1,311,952	1,337,718	1,301,628	1,201,151	1,406,434	1,175,143
MMDA	2,440,086	1,950,601	1,970,571	1,964,437	1,682,306	2,122,138	1,597,637
Savings accounts	423,449	295,326	278,080	273,979	278,991	332,817	275,504
Retail CDs < $100,000	744,145	475,965	422,771	433,303	437,641	548,805	441,107
Retail CDs $100,000 and over	978,842	585,632	593,635	592,916	582,598	720,781	553,663
Brokered CDs	487,686	14,132	—	—	—	169,059	—
Total Deposits	8,962,170	6,607,518	6,383,513	6,372,259	5,837,154	7,327,179	5,667,891
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	12,529	14,762	20,909	25,970	19,414	16,036	29,612
FHLB advances	513,460	703,177	371,556	369,076	608,413	529,917	539,496
Other borrowings	145,513	86,302	75,553	75,571	75,590	102,713	66,420
Subordinated deferrable interest debentures	88,801	86,085	85,701	85,372	85,040	86,874	84,712
Total Non-Deposit Funding	760,303	890,326	553,719	555,989	788,457	735,540	720,240
Total Funding	$9,722,473	$7,497,844	$6,937,232	$6,928,248	$6,625,611	$8,062,719	$6,388,131

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

Interest Income
Federal funds sold	$72	$—	$—	$—	$—	$72	$—
Interest-bearing deposits in banks	1,520	723	716	655	406	2,959	1,070
Time deposits in other banks	61	—	—	—	—	61	—
Investment securities - taxable	8,792	6,321	5,207	5,097	5,062	20,320	15,057
Investment securities - nontaxable (TE)	258	226	408	572	603	892	1,860
Loans held for sale	1,566	1,315	1,210	1,380	1,131	4,091	2,842
Loans (TE)	73,178	63,908	58,771	57,193	53,394	195,857	143,806
Purchased loans	34,692	16,130	11,762	13,150	14,048	62,584	43,986
Purchased loan pools	2,059	2,267	2,424	3,531	3,491	6,750	11,109
Total Earning Assets	$122,198	$90,890	$80,498	$81,578	$78,135	$293,586	$219,730

Accretion income (included above)	$3,656	$2,652	$1,444	$2,183	$2,725	$7,752	$8,431

Interest Expense
Deposits
Noninterest-bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	1,142	1,142	953	811	600	3,237	1,617
MMDA	5,885	3,953	3,526	3,288	2,316	13,364	5,862
Savings accounts	82	54	47	46	47	183	135
Retail CDs < $100,000	1,827	907	668	702	684	3,402	1,882
Retail CDs $100,000 and over	3,643	1,670	1,578	1,551	1,489	6,891	3,983
Brokered CDs	3,051	68	—	—	—	3,119	—
Total Deposits	15,630	7,794	6,772	6,398	5,136	30,196	13,479
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	4	5	9	12	11	18	44
FHLB advances	2,745	3,383	1,457	1,180	1,849	7,585	3,994
Other borrowings	2,180	1,320	1,134	1,144	1,183	4,634	2,900
Subordinated deferrable interest debentures	1,522	1,445	1,339	1,307	1,288	4,306	3,764
Total Non-Deposit Funding	6,451	6,153	3,939	3,643	4,331	16,543	10,702
Total Funding	$22,081	$13,947	$10,711	$10,041	$9,467	$46,739	$24,181

Net Interest Income (TE)	$100,117	$76,943	$69,787	$71,537	$68,668	$246,847	$195,549

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2018	2018	2018	2017	2017	2018	2017

Earning Assets
Federal funds sold	1.89%	0.00%	0.00%	0.00%	0.00%	1.87%	0.00%
Interest-bearing deposits in banks	2.13%	1.92%	1.97%	1.41%	1.47%	2.02%	1.14%
Time deposits in other banks	2.09%	0.00%	0.00%	0.00%	0.00%	2.05%	0.00%
Investment securities - taxable	3.12%	3.02%	2.72%	2.66%	2.64%	2.98%	2.64%
Investment securities - nontaxable (TE)	3.24%	3.40%	3.41%	3.86%	3.93%	3.36%	3.94%
Loans held for sale	4.10%	3.72%	3.55%	3.95%	3.54%	3.80%	3.61%
Loans (TE)	5.09%	4.93%	4.86%	4.84%	4.84%	4.96%	4.78%
Purchased loans	5.51%	5.84%	5.66%	5.87%	5.94%	5.64%	5.99%
Purchased loan pools	2.84%	2.93%	3.02%	3.14%	2.91%	2.93%	2.89%
Total Earning Assets	4.78%	4.66%	4.52%	4.49%	4.50%	4.67%	4.44%

Deposits
Noninterest-bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.29%	0.35%	0.29%	0.25%	0.20%	0.31%	0.18%
MMDA	0.96%	0.81%	0.73%	0.66%	0.55%	0.84%	0.49%
Savings accounts	0.08%	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%
Retail CDs < $100,000	0.97%	0.76%	0.64%	0.64%	0.62%	0.83%	0.57%
Retail CDs $100,000 and over	1.48%	1.14%	1.08%	1.04%	1.01%	1.28%	0.96%
Brokered CDs	2.48%	1.93%	0.00%	0.00%	0.00%	2.47%	0.00%
Total Deposits	0.69%	0.47%	0.43%	0.40%	0.35%	0.55%	0.32%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.13%	0.14%	0.17%	0.18%	0.22%	0.15%	0.20%
FHLB advances	2.12%	1.93%	1.59%	1.27%	1.21%	1.91%	0.99%
Other borrowings	5.94%	6.13%	6.09%	6.01%	6.21%	6.03%	5.84%
Subordinated deferrable interest debentures	6.80%	6.73%	6.34%	6.07%	6.01%	6.63%	5.94%
Total Non-Deposit Funding	3.37%	2.77%	2.89%	2.60%	2.18%	3.01%	1.99%
Total Funding(2)	0.90%	0.75%	0.63%	0.57%	0.57%	0.78%	0.51%

Net Interest Spread	3.88%	3.91%	3.89%	3.92%	3.93%	3.89%	3.93%

Net Interest Margin(3)	3.92%	3.95%	3.92%	3.94%	3.95%	3.93%	3.96%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21% for 2018 and 35% for 2017.
(2) Rate calculated based on total average funding including noninterest-bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2018	2018	2018	2017	2017	2018	2017
Net income available to common shareholders	$41,444	$9,387	$26,660	$9,150	$20,158	$77,491	$64,398

Adjustment items:
Merger and conversion charges	276	18,391	835	421	92	19,502	494
Executive retirement benefits	962	5,457	—	—	—	6,419	—
Restructuring charge	229	—	—	—	—	229	—
Certain compliance resolution expenses	—	—	—	434	4,729	—	4,729
Accelerated premium amortization on loans sold from purchased loan pools	—	—	—	456	—	—	—
Financial impact of Hurricane Irma	—	—	—	—	410	—	410
Loss on sale of premises	4	196	583	308	91	783	956
Tax effect of adjustment items (Note 1)	377	(4,192)	(298)	(567)	(1,863)	(4,113)	(2,306)
After tax adjustment items	1,848	19,852	1,120	1,052	3,459	22,820	4,283

Tax expense attributable to remeasurement of deferred tax assets and deferred tax liabilities at reduced federal corporate tax rate	—	—	—	13,388	—	—	—

Adjusted net income	$43,292	$29,239	$27,780	$23,590	$23,617	$100,311	$68,681

Weighted average number of shares - diluted	47,685,334	39,709,503	38,250,122	37,556,335	37,552,667	41,844,900	37,017,486
Net income per diluted share	$0.87	$0.24	$0.70	$0.24	$0.54	$1.85	$1.74
Adjusted net income per diluted share	$0.91	$0.74	$0.73	$0.63	$0.63	$2.40	$1.86

Average assets	$11,204,504	$8,529,035	$7,823,451	$7,777,996	$7,461,367	$9,217,174	$7,180,330
Return on average assets	1.47%	0.44%	1.38%	0.47%	1.07%	1.12%	1.20%
Adjusted return on average assets	1.53%	1.38%	1.44%	1.20%	1.26%	1.46%	1.28%

Average common equity	$1,395,479	$974,494	$849,346	$812,264	$796,856	$1,094,233	$756,153
Average tangible common equity	$837,914	$679,559	$659,096	$672,728	$656,375	$726,163	$614,680
Return on average common equity	11.78%	3.86%	12.73%	4.47%	10.04%	9.47%	11.39%
Adjusted return on average tangible common equity	20.50%	17.26%	17.09%	13.91%	14.28%	18.47%	14.94%

Note 1: A portion of the 2Q18 and 3Q18 Merger and conversion charges and the 2Q18 Executive retirement benefits are nondeductible for tax purposes.

Net Interest Margin Excluding Accretion and Yield on Total Loans Excluding Accretion						Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Total interest income (TE)	$122,198	$90,890	$80,498	$81,578	$78,135	$293,586	$219,730
Accretion income	3,656	2,652	1,444	2,183	2,725	7,752	8,431
Total interest income (TE) excluding accretion	118,542	88,238	79,054	79,395	75,410	285,834	211,299
Interest expense	22,081	13,947	10,711	10,041	9,467	46,739	24,181
Net interest income (TE) excluding accretion	$96,461	$74,291	$68,343	$69,354	$65,943	$239,095	$187,118

Yield on total loans (TE) excluding accretion	4.95%	4.81%	4.75%	4.70%	4.65%	4.85%	4.60%
Net interest margin (TE) excluding accretion	3.77%	3.81%	3.84%	3.82%	3.80%	3.80%	3.78%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Adjusted Noninterest Expense
Total noninterest expense	$72,353	$86,386	$59,098	$59,337	$63,767	$217,837	$172,599
Adjustment items:
Merger and conversion charges	(276)	(18,391)	(835)	(421)	(92)	(19,502)	(494)
Executive retirement benefits	(962)	(5,457)	—	—	—	(6,419)	—
Restructuring charge	(229)	—	—	—	—	(229)	—
Certain compliance resolution expenses	—	—	—	(434)	(4,729)	—	(4,729)
Financial impact of Hurricane Irma	—	—	—	—	(410)	—	(410)
Loss on sale of premises	(4)	(196)	(583)	(308)	(91)	(783)	(956)
Adjusted noninterest expense	$70,882	$62,342	$57,680	$58,174	$58,445	$190,904	$166,010

Total Revenue
Net interest income	$99,038	$75,999	$68,801	$69,523	$66,855	$243,838	$190,602
Noninterest income	30,171	31,307	26,464	23,563	26,999	87,942	80,894
Total revenue	$129,209	$107,306	$95,265	$93,086	$93,854	$331,780	$271,496

Adjusted Total Revenue
Net interest income (TE)	$100,117	$76,943	$69,787	$71,537	$68,668	$246,847	$195,549
Noninterest income	30,171	31,307	26,464	23,563	26,999	87,942	80,894
Total revenue (TE)	130,288	108,250	96,251	95,100	95,667	334,789	276,443
Adjustment items:
Loss (gain) on securities	(48)	123	(37)	—	—	38	(37)
Accelerated premium amortization on loans sold from purchased loan pools	—	—	—	456	—	—	—
Adjusted total revenue (TE)	$130,240	$108,373	$96,214	$95,556	$95,667	$334,827	$276,406

Efficiency ratio	56.00%	80.50%	62.04%	63.74%	67.94%	65.66%	63.57%
Adjusted efficiency ratio (TE)	54.42%	57.53%	59.95%	60.88%	61.09%	57.02%	60.06%

Tangible Book Value Per Share						Table 9D
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2018	2018	2018	2017	2017	2018	2017
Total shareholders' equity	$1,404,977	$1,371,896	$868,944	$804,479	$801,921	$1,404,977	$801,921
Less:
Goodwill	505,604	504,764	208,513	125,532	125,532	505,604	125,532
Other intangibles, net	54,729	53,561	12,562	13,496	14,437	54,729	14,437
Total tangible shareholders' equity	$844,644	$813,571	$647,869	$665,451	$661,952	$844,644	$661,952

Period end number of shares	47,496,966	47,518,662	38,327,081	37,260,012	37,231,049	47,496,966	37,231,049
Book value per share (period end)	$29.58	$28.87	$22.67	$21.59	$21.54	$29.58	$21.54
Tangible book value per share (period end)	$17.78	$17.12	$16.90	$17.86	$17.78	$17.78	$17.78

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

Banking Division
Net interest income	$84,041	$61,759	$55,359	$55,193	$53,600	$201,159	$155,526
Provision for loan losses	1,229	766	888	2,277	1,037	2,883	4,510
Noninterest income	16,524	13,287	13,099	12,442	13,007	42,910	38,974
Noninterest expense
Salaries and employee benefits	26,120	26,646	22,068	20,100	20,554	74,834	58,757
Occupancy and equipment expenses	7,871	5,684	5,477	5,368	5,384	19,032	16,068
Data processing and telecommunications expenses	7,589	5,611	6,304	6,399	6,357	19,504	18,778
Other noninterest expenses	13,461	29,937	11,080	11,837	14,905	54,478	34,355
Total noninterest expense	55,041	67,878	44,929	43,704	47,200	167,848	127,958
Income before income tax expense	44,295	6,402	22,641	21,654	18,370	73,338	62,032
Income tax expense	11,156	1,716	5,242	18,717	4,850	18,114	17,801
Net income	$33,139	$4,686	$17,399	$2,937	$13,520	$55,224	$44,231

Retail Mortgage Division
Net interest income	$5,544	$5,046	$4,997	$4,876	$4,265	$15,587	$10,711
Provision for loan losses	122	246	217	154	262	585	617
Noninterest income	12,097	13,889	11,585	9,090	12,257	37,571	35,823
Noninterest expense
Salaries and employee benefits	10,061	10,864	7,742	8,225	9,792	28,667	24,771
Occupancy and equipment expenses	618	545	593	533	555	1,756	1,684
Data processing and telecommunications expenses	347	383	389	429	425	1,119	1,182
Other noninterest expenses	1,828	1,778	1,731	1,230	1,001	5,337	3,030
Total noninterest expense	12,854	13,570	10,455	10,417	11,773	36,879	30,667
Income before income tax expense	4,665	5,119	5,910	3,395	4,487	15,694	15,250
Income tax expense	943	1,075	1,244	1,189	1,475	3,262	5,337
Net income	$3,722	$4,044	$4,666	$2,206	$3,012	$12,432	$9,913

Warehouse Lending Division
Net interest income	$2,469	$2,326	$1,855	$1,983	$1,535	$6,650	$3,894
Provision for loan losses	—	—	—	27	215	—	159
Noninterest income	503	735	397	399	583	1,635	1,340
Noninterest expense
Salaries and employee benefits	136	128	138	127	129	402	403
Occupancy and equipment expenses	2	—	—	1	1	2	3
Data processing and telecommunications expenses	30	30	33	18	28	93	80
Other noninterest expenses	69	55	52	26	51	176	137
Total noninterest expense	237	213	223	172	209	673	623
Income before income tax expense	2,735	2,848	2,029	2,183	1,694	7,612	4,452
Income tax expense	574	598	426	763	580	1,598	1,559
Net income	$2,161	$2,250	$1,603	$1,420	$1,114	$6,014	$2,893

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2018	2018	2018	2017	2017	2018	2017

SBA Division
Net interest income	$1,459	$1,320	$924	$971	$981	$3,703	$2,773
Provision for loan losses	41	447	537	(209)	(1)	1,025	98
Noninterest income	1,045	1,349	1,370	1,614	1,130	3,764	4,663
Noninterest expense
Salaries and employee benefits	682	736	740	787	858	2,158	2,339
Occupancy and equipment expenses	58	55	58	56	54	171	159
Data processing and telecommunications expenses	1	9	9	9	9	19	12
Other noninterest expenses	210	290	236	205	63	736	533
Total noninterest expense	951	1,090	1,043	1,057	984	3,084	3,043
Income before income tax expense	1,512	1,132	714	1,737	1,128	3,358	4,295
Income tax expense	317	238	150	608	394	705	1,503
Net income	$1,195	$894	$564	$1,129	$734	$2,653	$2,792

Premium Finance Division
Net interest income	$5,525	$5,548	$5,666	$6,500	$6,474	$16,739	$17,698
Provision for loan losses	703	7,651	159	287	274	8,513	444
Noninterest income	2	2,047	13	18	22	2,062	94
Noninterest expense
Salaries and employee benefits	1,447	1,402	1,401	1,268	1,250	4,250	3,239
Occupancy and equipment expenses	49	106	70	52	42	225	145
Data processing and telecommunications expenses	551	406	400	364	231	1,357	598
Other noninterest expenses	1,223	1,721	577	2,303	2,078	3,521	6,326
Total noninterest expense	3,270	3,635	2,448	3,987	3,601	9,353	10,308
Income before income tax expense	1,554	(3,691)	3,072	2,244	2,621	935	7,040
Income tax expense	327	(1,204)	644	786	843	(233)	2,471
Net income	$1,227	$(2,487)	$2,428	$1,458	$1,778	$1,168	$4,569

Total Consolidated
Net interest income	$99,038	$75,999	$68,801	$69,523	$66,855	$243,838	$190,602
Provision for loan losses	2,095	9,110	1,801	2,536	1,787	13,006	5,828
Noninterest income	30,171	31,307	26,464	23,563	26,999	87,942	80,894
Noninterest expense
Salaries and employee benefits	38,446	39,776	32,089	30,507	32,583	110,311	89,509
Occupancy and equipment expenses	8,598	6,390	6,198	6,010	6,036	21,186	18,059
Data processing and telecommunications expenses	8,518	6,439	7,135	7,219	7,050	22,092	20,650
Other noninterest expenses	16,791	33,781	13,676	15,601	18,098	64,248	44,381
Total noninterest expense	72,353	86,386	59,098	59,337	63,767	217,837	172,599
Income before income tax expense	54,761	11,810	34,366	31,213	28,300	100,937	93,069
Income tax expense	13,317	2,423	7,706	22,063	8,142	23,446	28,671
Net income	$41,444	$9,387	$26,660	$9,150	$20,158	$77,491	$64,398

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (904) 486-7214